UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 4, 2013

YOU ON DEMAND HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-19644 (Commission File Number)	20-1778374 (IRS Employer Identification No.)

27 Union Square, West Suite 502
New York, New York  10003
Telephone No.: 212-206-1216
(Address and telephone number of Registrant's principal
executive offices and principal place of business)

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Convertible Note

On November 4, 2013, YOU On Demand Holdings, Inc. (the “Company”) issued a convertible note to C Media Limited (“C Media”) in $2,000,000 principal amount (the “Bridge Note”) in consideration for a $2,000,000 contribution to the Company by C Media.  The Bridge Note has an annual interest rate of 4% and matures on January 5, 2015 unless earlier converted or repaid in full.  Upon the closing of a financing (a “Series E Financing”) pursuant to the terms of that certain Series D Stock Purchase Agreement by and between the Company and C Media, dated as of July 5, 2013, as amended as of November 4, 2013 (as discussed below) (the “Series D Agreement”) in which C Media invests funds in the Company in exchange for shares of the Series E Convertible Preferred Stock of the Company (“Series E Shares”), the principal amount and all unpaid interest of the Bridge Note shall automatically be converted into Series E Shares at a conversion price equal to the per share purchase price paid for Series E Shares by C Media in the Series E Financing.  If the Bridge Note is not converted into Series E Shares within 30 days following the issuance of the Bridge Note (or, in the event that all of the conditions to the Series E Financing contained in the Series E Agreement (defined below) have been satisfied except the condition set forth in Section 6.1(i)(ii) of the Series E Agreement, then, at C Media’s option, by January 31, 2014 (the “Optional Extension Date”)), the principal amount and all accrued and unpaid interest on the Bridge Note may, at C Media’s option, be converted into shares of the Company’s Series D 4% Convertible Preferred Stock at a conversion price of $1.75 per share.

The Bridge Note contains standard events of default, including nonpayment of principal or interest, or insolvency, winding up and other market standard analogous events.  The issuance of the Bridge Note was not registered under the Securities Act of 1933, as amended, as such issuance was exempt from registration under Section 4(2) of the Securities Act.  The foregoing description of the Bridge Note is qualified in its entirety by reference to the actual Bridge Note, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Amendment to Series D Stock Purchase Agreement

On November 4, 2013, in connection with the issuance of the Bridge Note, the Company and C Media entered into Amendment No. 1 to the Series D Agreement (the “Series D Amendment”).  Pursuant to the original Series D Agreement, dated July 5, 2013, the Company and C Media agreed, among other things, that each party would act in good faith and with fair dealing to finalize an agreement for the purchase and sale of shares Series E Shares pursuant to the terms of a Series E Preferred Stock Purchase Agreement set forth in Exhibit C to the Series D Agreement (the “Series E Agreement”), on or before October 31, 2013.  Pursuant to the Series D Amendment, the parties agreed that each party would act in good faith and with fair dealing to finalize the Series E Agreement on or before the 30th day following the issuance of the Bridge Note (or the Optional Extension Date, if applicable).  In addition, the Series D Agreement provided that the Company would file a registration statement covering the Series D Shares on or before November 1, 2013.  Pursuant to the Series D Amendment, the Company shall have until 3 business days following the 30th day after issuance of the Bridge Note in order to file such registration statement.

Also in connection with the Series D Amendment, C Media executed a waiver and consent with the Company (the “Waiver and Consent”) agreeing, among other things, to waive its right to redeem its Series D Shares as of October 31, 2013, and agreeing that it will not redeem the Series D Shares until the 30th day following the issuance of the Bridge Note or the Optional Extension Date.

The foregoing description of the Series D Amendment and the Waiver and Consent is qualified in its entirety by reference to the actual Series D Amendment and the Waiver and Consent, copies of which are filed as Exhibits 10.2 and 10.3 hereto, respectively, and incorporated herein by reference.

Waiver of Provisions of Promissory Note

On May 10, 2012, the Company’s Executive Chairman, Mr. Shane McMahon, made a loan to the Company in the amount of $3,000,000.  In consideration for the loan, the Company issued a convertible note to Mr. McMahon in the aggregate principal amount of $3,000,000 (as thereafter amended on May 18, 2012, October 19, 2012 and May 10, 2013, the “McMahon Note”).  In connection with the Series E Amendment, on November 4, 2013, the Company and Mr. McMahon entered into a Waiver (the “McMahon Note Waiver”), pursuant to which (i) Mr. McMahon waived the Company’s obligation to repay the McMahon Note on November 10, 2013, (ii) the Company and Mr. McMahon agreed that the principal and all interest on the McMahon Note shall become due and payable on the earlier of (a) the closing of the Series E Financing, or (b) if there is no Series E Financing, the date when the Bridge Note is repaid in full or converted into Series D Shares, and (iii) Mr. McMahon waived the Company’s obligation to repay the McMahon Note with the proceeds received from the issuance of the Bridge Note.

The foregoing description of the McMahon Note Waiver is qualified in its entirety by reference to the actual McMahon Note Waiver, a copy of which is filed as Exhibit 10.4 hereto and incorporated herein by reference.

Waiver of Other Transaction Documents

On July 5, 2013, C Media and Messrs. Shane McMahon and Weicheng Liu entered into a Right of First Refusal and Co-Sale Agreement (the “Investor Rights Agreement”).  The issuance of the Bridge Note gives rise to certain preemptive rights of Mr. McMahon and related notice requirements under the terms of the Agreement.  As inducement for C Media to make the loan in connection with the issuance of the Bridge Note, Mr. McMahon waived his right to prior notice of any issuance of equity securities of the Company to C Media, as well as his right to purchase equity securities of the Company.

On July 5, 2013, C Media and Mr. McMahon entered into a voting agreement pursuant to which, among other things, Mr. McMahon agreed, during the terms of their respective voting agreements, to vote all voting securities of the Company held by them as set forth in the voting agreement.  In connection with the issuance of the Bridge Note, Mr. McMahon entered into a waiver and consent with C Media and agreed (i) to vote in favor of an increase in the number of Series D Shares authorized issuance by the Company such that, at all times as the Bridge Note remains outstanding, the Company shall have available for issuance at least the total number of Series D Shares as may become issuance upon conversion by C Media of the Bridge Note, (ii) to waive the October 31, 2013 termination of the proxy in favor of C Media contained in the voting agreement, and to extend such proxy until either 30 days following the issuance of the Bridge Note or the Optional Extension date, if applicable, and (iii) Mr. McMahon and C Media agreed to extend the termination of the voting agreement to the date that is 30 days following the issuance of the Bridge Note or the Optional Extension date, if applicable.

Placement Agent

Chardan Capital Markets LLC (“Chardan”) acted as agent for the Company in connection with the Bridge Note, and received a cash fee from the proceeds of the offering equal to $200,000 (of which $100,000 was deferred until the closing of the Series E Financing) and warrants to purchase an aggregate of 114,285 shares of the Company’s common stock at $1.75 per share.  The warrants issued to Chardan are exercisable for five years following the closing of the issuance of the Bridge Note and may be exercised on a cashless basis.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Convertible Promissory Note, dated November 4, 2013
10.2	Amendment No. 1 to Series D Preferred Stock Purchase Agreement, dated November 4, 2013, between the Company and C Media
10.3	Waiver and Consent, dated November 4, 2013, by C Media
10.4	Waiver, dated November 4, 2013, between Shane McMahon and the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOU ON DEMAND HOLDINGS, INC.

Date: November 8, 2013	By:	/s/Marc Urbach
Marc Urbach
President and Chief Financial Officer